UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RigNet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF
2015 ANNUAL MEETING
OF STOCKHOLDERS

Time and Date:	10:00 a.m. Central Daylight Time, May 8, 2015
Location:	RAC Conference Center – Washington Room
1880 S. Dairy Ashford, Ashford Crossing II, Suite 220, Houston, Texas 77077

March 25, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of RigNet, Inc. (the “Company” or “RigNet”), which will be held at 10:00 a.m., Central Daylight Time, on Friday, May 8, 2015 at RAC Conference Center – Washington Room, 1880 S. Dairy Ashford, Ashford Crossing II, Suite 220, Houston, Texas 77077. Following a report on RigNet’s business operations, stockholders will vote to:

Elect the nine directors named in our proxy statement to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been elected;

Ratify the selection of Deloitte & Touche LLP as our independent auditors for 2015; and

Approve our named executive officers’ compensation as a non-binding advisory vote.

Stockholders will also consider any other business as may properly come before the Annual Meeting.

You are eligible to vote if you were a stockholder of record at the close of business on March 20, 2015. Please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy on the Internet or by completing, signing, dating and returning your proxy card in the enclosed envelope. If you decide to attend the meeting and vote, you may withdraw your proxy at that time.

To assist you in voting your shares, in addition to this Notice of Annual Meeting, you will find enclosed the 2015 Proxy Statement and our 2014 Annual Report to Stockholders, which includes the Company’s audited financial statements.

On behalf of the Board of Directors and employees of RigNet, we thank you for your continued interest in and support of the Company.

Sincerely,

/s/ James H. Browning	/s/ William D. Sutton
James H. Browning	William D. Sutton
Chairman of the Board	Senior Vice President, General Counsel and
Corporate Secretary

Houston, Texas

Our Proxy Statement and Annual Report to Stockholders are available at
“https://materials.proxyvote.com/766582”

Your vote is important. Please vote promptly.

i

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

RIGNET 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. Central Daylight Time, May 8, 2015
Location:	RAC Conference Center – Washington Room
1880 S. Dairy Ashford, Ashford Crossing II, Suite 220, Houston, Texas 77077

Voting. Stockholders as of the record date, March 20, 2015, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals on which to be voted.

Each stockholder’s vote is important. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet at “https://materials.proxyvote.com/766582	mailing your signed proxy or voting instruction form

Attendance. RigNet stockholders as of the record date are entitled to attend the Annual Meeting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

	Page Reference for More Information	Board Vote Recommendation
Election of 9 directors	4 and 36	For each director nominee
Management proposal:
Ratify Deloitte & Touche LLP as our independent auditors for 2015	36	For
Stockholder advisory vote:
Approve our named executive officers’ compensation	37	For
Transact other business that properly comes before the meeting

BOARD NOMINEES

Name		Director Since	Position with Our Company	Independent	Committee Membership				Other Public Company Boards
	Age				AC	CC	CGN	CDC
Mark B. Slaughter	56	2010	Chief Executive Officer, President & Director
James H. Browning	65	2010	Chairman, Independent Director	X	C/F		X		• Texas Capital Bancshares • Endeavor International
Mattia Caprioli	41	2013	Independent Director	X				X	• Alliance Boots • Avincis
Charles L. Davis	49	2005	Independent Director	X			X	X
Ditlef de Vibe	60	2011	Independent Director	X		X		X
Kevin Mulloy	56	2012	Independent Director	X	X			C
Kevin J. O’Hara	54	2010	Independent Director	X		X	C
Keith Olsen	58	2010	Independent Director	X		C	X
Brent K. Whittington	44	2010	Independent Director	X	F			X
2014 Meetings					6	6	5	5
AC	Audit Committee	C	Chair
CC	Compensation Committee	F	Financial Expert
CGN	Corporate Governance and Nominating Committee
CDC	Corporate Development Committee

ii

Attendance: In 2014, each of our current directors attended at least 75% of the meetings of the Board and committees on which the member served during the year.	Director Elections: Each director is elected annually by a majority of votes cast.

2014 PERFORMANCE AND COMPENSATION HIGHLIGHTS

RigNet performance. The Compensation Committee believes the Chief Executive Officer (“CEO”) and other named executives have performed well in a challenging market environment while executing on the Company’s growth plans that delivered record operating results in an above-target achievement against performance goals set for 2014 under the Management Incentive Plan (“MIP”), and that their compensation is commensurate with this performance.

Compensation decisions reflect a balanced and responsible pay approach. The Compensation Committee has responsibility for oversight of RigNet’s executive compensation framework and, within that framework and working with senior management, aligning pay with performance and creating incentives that reward responsible risk-taking, while also considering RigNet’s business environment.

The Compensation Committee targets executive base compensation to be between the 25th percentile and the median for our peer group. Our pay for performance philosophy is incorporated into our MIP, which compensates our executives with cash bonuses for meeting and exceeding corporate goals and objectives. Management’s performance during 2014 led to an overall 112% achievement for the performance goals under the MIP.

During 2014, in light of Mr. Slaughter’s performance and leadership, his base salary was increased 11% from the preceding year and was granted stock and option awards of 4,755 and 21,072 shares, respectively, which vest over four years. Based on Company and individual performance in 2014, Mr. Slaughter earned a cash bonus of $511,280. In response to current market conditions in the oil and gas industry, Mr. Slaughter’s base salary and target bonus percentage was not changed for 2015. The Compensation Committee believes that its decisions on Mr. Slaughter’s pay reflect his strong leadership, proven ability to grow the Company and his increased responsibilities resulting from organic growth and the integration of acquired businesses across the Company. The Compensation Committee believes its decisions on Mr. Slaughter’s pay to be consistent with prior years and represents a balanced and responsible pay-for-performance approach to compensation. Based on available peer compensation data, Mr. Slaughter’s total 2014 compensation is ranked at approximately 75%.

Compensation decisions for Messrs. Jimmerson, Sutton and Maytorena reflect their contributions to the Company’s overall performance and that of their respective business functions. Mr. Crenshaw’s employment with the Company ended effective February 18, 2015. Total compensation for these named executives also reflects a balanced and responsible pay-for-performance approach to compensation.

Equity compensation. Through equity compensation, our executives have a significant portion of compensation “at risk” and accordingly have a potential for earning above the median of our peer group. “At risk” means executives will realize increased value as they manage and operate the Company to achieve financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation. RigNet grants restricted stock and option awards to named executives annually, which vest over 4 years through continued employment. Pursuant to the Securities and Exchange Commission (“SEC”) rules, equity awards are reported in full for 2014 in the respective columns in the Summary Compensation Table.

2014 Summary Compensation and Realized Compensation

	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	All Other Comp.	Total
Mark Slaughter	$ 404,723	$ 46,480	$ 244,359	$ 542,393	$ 464,800	$ 360	$ 1,703,115
Chief Executive Officer and President

Martin Jimmerson	287,125	-	129,349	287,078	226,262	360	930,174
Senior Vice President and Chief Financial Officer
William Sutton	259,000	-	114,343	253,874	190,736	360	818,313
Senior Vice President, General Counsel and Corporate Secretary

Hector Maytorena	235,250	25,578	67,321	149,421	170,520	360	648,450
Group Vice President, Managed Services

James Crenshaw	222,500	-	65,317	145,071	155,905	360	589,153
Former Group Vice President, Western Hemisphere

iii

For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2014 Summary Compensation Table, on page 23.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Key Features

•	Clawback of incentive compensation and equity compensation, in the event of a financial restatement	•	Significant executive share ownership requirements and restrictions, including an anti-hedging policy
•	No excise tax gross-ups

Elements

Type	Form	Terms
Equity	Stock Options	• Options generally vest 25% per year while employed
• No automatic accelerated option vesting upon a change of control
	Restricted Stock	• Stock awards generally vest 25% per year while employed
• No automatic accelerated stock award vesting upon a change of control
Cash	Salary	• Generally eligible for annual increase
	MIP Bonus	• Based on achievement of quantitative and qualitative goals - Funding level based on revenue and Adjusted EBITDA results - Awards based on achievement of specific goals
	Long-term Performance Awards	• Based on achievement of quantitative performance goals over a multiple-year performance period
Retirement	401K Match	• 4% match of voluntary contribution vests immediately
Other	Perquisites	• Life insurance

GOVERNANCE HIGHLIGHTS

Board Leadership

While our CEO serves as a Director on our Board, we have an independent director who is elected by the independent directors to serve as the chairman of the Board, with broad authority and responsibility over Board governance and its operations. See “Board Leadership Structure and Role in Risk Oversight” on page 8 for more information.

Director Independence

Eight out of nine of our director nominees are independent. An independent director chairs each Board committee. We believe our Board should consist primarily of independent directors. See “Director Independence” on page 9 for more information.

Board Risk Oversight

Our Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial, legal and compliance risks. See “Board Leadership Structure and Role in Risk Oversight” on page 8 for more information.

Corporate Development

Our Board’s diversity of experience, technical and industry knowledge brings value by providing management oversight and guidance related to evaluating corporate development opportunities and managing risks from merger and acquisition initiatives. See “Corporate Development Committee” on page 12 for more information.

iv

CONTENTS

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Your vote is important. Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy on the Internet. Our Proxy Statement and Annual Report to Stockholders are available at “https://materials.proxyvote.com/766582”

1

PROXY STATEMENT

RIGNET, INC.

1880 S. Dairy Ashford, Suite 300

Houston, Texas 77077-4760

We are furnishing this proxy statement to stockholders in connection with RigNet’s solicitation of proxies on behalf of the Board of Directors for the 2015 Annual Meeting of Stockholders. Distribution of this proxy statement and proxy card to stockholders is scheduled to begin on or about April 1, 2015.

Date, Time and Place of Meeting

Our Board of Directors is asking for your proxy for use at the RigNet, Inc. 2015 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournments or postponements thereof. The Annual Meeting will be held on Friday, May 8, 2015, at 10:00 a.m., Central Daylight Time, at RAC Conference Center – Washington Room, 1880 S. Dairy Ashford, Ashford Crossing II, Suite 220, Houston, Texas 77077.

Proposals

At our 2015 Annual Meeting of Stockholders, we are asking our stockholders to consider and act upon proposals to: (1) elect nine directors to serve until our 2016 Annual Meeting; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2015; and (3) approve, as a non-binding advisory vote, the compensation of our named executive officers.

Record Date, Outstanding Shares and Quorum

Only stockholders of record at the close of business on March 20, 2015 (the “Record Date”) are entitled to notice of, and to vote at the Annual Meeting. As of the Record Date, there were 17,654,918 outstanding shares entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding shares is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

If by the date of the Annual Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting

If you are a holder of our common stock, you are entitled to one vote at the Annual Meeting for each share that you held as of the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Annual Meeting will tabulate all votes.

You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote your proxy card in advance of the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, please note that if your shares are held in “street name” (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these shares and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain from your brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the shares. Please vote your proxy by mail as soon as possible so that your shares may be represented at the Annual Meeting.

Revoking Your Proxy

If you submit your proxy by mail, you may still revoke it at any time before voting takes place at the Annual Meeting. If you are the record holder of your shares and wish to revoke your proxy, you may revoke it as follows: (i) by delivering, before or at the Annual Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Annual Meeting, a notice of revocation to our Corporate Secretary at the address set forth in the notice of the Annual Meeting; (iii) by attending the Annual Meeting and voting, although your attendance at the Annual Meeting, without actually voting, will not by itself

2

revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal One and in favor of Proposals Two and Three. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Soliciting Proxies

RigNet will pay all expenses of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, RigNet and its officers, directors and employees (who will not receive any additional compensation for any solicitation of proxies) may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to beneficial owners for whom they hold shares.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 have been made available to all stockholders entitled to vote at the Annual Meeting. These materials may also be viewed at “https://materials.proxyvote.com/766582”.

Unless the context requires otherwise, the terms “RigNet,” the “Company,” “our,” “we,” “us” and similar terms refer to RigNet, Inc., together with its consolidated subsidiaries.

3

GOVERNANCE

Our Board of Directors currently consists of nine directors, each of whom has a term that expires at the Annual Meeting. Each of our current Board members has been nominated to stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting to our Board of Directors will serve in such capacity until his or her term expires at our next Annual Meeting or his or her successor has been duly elected and qualified, subject to their earlier death, resignation or removal. All directors, other than our CEO, Mark Slaughter, are “independent directors” and meet the independence requirements under the listing standards of the NASDAQ. There are no family relationships among any of our directors or executive officers.

At the Annual Meeting, our stockholders will consider and act upon a proposal to elect nine directors to our Board of Directors to serve until the 2016 Annual Meeting of Stockholders. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by our Board of Directors, intend to vote FOR the election of the director nominees unless otherwise instructed by a stockholder in a proxy card. If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board of Directors may recommend and propose to replace such nominee or nominees.

DIRECTOR NOMINEES

Information concerning the nine director nominees is set forth below.

Name	Age	Position with Our Company	Director Since
Mark B. Slaughter	56	Chief Executive Officer, President and Director	2010
James H. Browning	65	Chairman, Independent Director	2010
Mattia Caprioli	41	Independent Director	2013
Charles L. Davis	49	Independent Director	2005
Ditlef de Vibe	60	Independent Director	2011
Kevin Mulloy	56	Independent Director	2012
Kevin J. O’Hara	54	Independent Director	2010
Keith Olsen	58	Independent Director	2010
Brent K. Whittington	44	Independent Director	2010

Mark B. Slaughter

DIRECTOR QUALIFICATIONS

•	Industry Knowledge and Experience –
	-	Current Chief Executive Officer and President of RigNet
	-	Former President of broadband division for Stratos Global Corporation

•	Leadership and Global Experience – CEO and president positions for over 10 years

Mr. Slaughter has served as the CEO and President since August 2007 and a Director since the completion of our initial public offering (“IPO”) in December 2010. Prior to that, Mr. Slaughter served as our President and Chief Operating Officer from January 2007 to July 2007. Prior to joining us, Mr. Slaughter served as Vice President and General Manager for Security Services Americas, a division of United Technologies Corporation from July 2005 to December 2006 and as President, Broadband Division for Stratos Global Corporation, which was later acquired by Inmarsat plc, from January 2003 to December 2004. Mr. Slaughter is a graduate of United Technologies’ Executive Program at the University of Virginia’s Darden Graduate School of Business and has attended Stanford Law School’s Directors’ College. He received an A.B. in General Studies, C.L.G.S., concentration in Economics, from Harvard College and an MBA from Stanford’s Graduate School of Business. Mr. Slaughter brings an intimate knowledge of our business and our industry to our Board.

4

James H. Browning

DIRECTOR QUALIFICATIONS

•	Finance Experience – retired KPMG LLP partner, served as KPMG’s Southwest Area Professional Practice Partner and SEC Reviewing Partner

•	Leadership and Board Experience – serves on public company boards of Texas Capital Bancshares, Inc. and Endeavour International Corporation

Mr. Browning has served on our Board since December 2010, and as the Chairman of our Board since May 16, 2012, Co-Chairman of our Board from March 7, 2012 to May 16, 2012 and Chairman of our Audit Committee since December 2010 when we completed our IPO. Mr. Browning served as a partner at KPMG LLP, an international accounting firm, from July 1980 until his retirement in September 2009. Mr. Browning began his career at KPMG LLP in 1971, becoming a partner in 1980. Mr. Browning most recently served as KPMG’s Southwest Area Professional Practice Partner in Houston. Mr. Browning has also served as an SEC Reviewing Partner and as Partner in Charge of KPMG LLP’s New Orleans audit practice. Mr. Browning received a B.S. degree in Business Administration from Louisiana State University and is a Certified Public Accountant. He currently serves on the boards of Texas Capital Bancshares, Inc., a publicly traded financial holding company and Endeavour International Corporation, a publicly traded international oil and gas exploration and production company. Mr. Browning brings a wealth of knowledge dealing with financial and accounting matters to our Board as well as extensive knowledge of the role of public company boards of directors.

Mattia Caprioli

DIRECTOR QUALIFICATIONS

•	Global Experience –
	-	Leads KKR’s Business Services industry team in Europe
	-	Mergers, acquisitions and financing experience with Goldman Sachs in London

•	Leadership and Board Experience – serves on the Board of Alliance Boots and Avincis

Mattia Caprioli has served on our Board since October 2013. Mr. Caprioli is a Member of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) responsible for its Business Services industry team in Europe. Mr. Caprioli has held leadership roles in many KKR investments including Legrand, Toys ‘R’ Us, Alliance Boots, Inaer and Bond (now Avincis) since 2001. He also currently serves on the Boards of Alliance Boots and Avincis. Prior to joining KKR, Mr. Caprioli was with Goldman Sachs International in London, where he was involved in a broad array of mergers, acquisitions and financings across a variety of industries. He holds a Master of Science degree from L. Bocconi University, Milan, Italy. Mr. Caprioli brings a diverse international background with extensive business services expertise to the Board.

Charles L. Davis

DIRECTOR QUALIFICATIONS

•	Industry Knowledge and Experience – Partner in Houston Ventures, an investment firm funding companies that apply technology solutions in the energy industry

•	Finance Experience – experience in finance, accounting and investment banking

Charles L. Davis has served as a member of our Board of Directors since June 2005. Mr. Davis has been a partner in Houston Ventures, formerly known as SMH Private Equity Group, a United States-based investment firm that funds companies that apply technology solutions in the energy sector, since December 2004. Mr. Davis received a Bachelor’s degree in Business from Washington and Lee University and is a Certified Public Accountant in the Commonwealth of Virginia. Mr. Davis brings experience in finance, accounting and investment banking to our Board as well as a wealth of experience in the energy industry.

5

Ditlef de Vibe

DIRECTOR QUALIFICATIONS

•	Leadership and Global Experience – Managing Partner of Kistefos Venture Capital, a venture capital firm investing in the IT and telecommunications industries

•	Technology Knowledge and Experience – - Former CEO of Global IP Solutions - Various Director roles with IBM

Ditlef de Vibe has served on our Board since May 2011. From 2001 to 2011, Mr. de Vibe served as managing partner of Kistefos Venture Capital, a venture capital firm that primarily invests in the IT and telecommunications industries. Since leaving Kistefos Venture Capital, Mr. de Vibe’s principal occupation is as an independent investor and board member for several private Norwegian companies. From 2007 to 2008, Mr. de Vibe also served as Chief Executive Officer of Global IP Solutions (GIPS) Holdings AB, a company that was publicly traded in Norway until its sale to Google, Inc. From 1996 to 2001, Mr. de Vibe served in various capacities with IBM, including IBM’s Director of Network Outsourcing EMEA from 1999 to 2001, Director of Network Service Sales EMEA from 1998 to 1999, and Director of Network Outsourcing Services EMEA from 1996 to 1998. He holds a Master of Science degree from the University of Oslo. Mr. de Vibe brings a wealth of experience in IT and telecommunications along with extensive operational and commercial competencies.

Kevin Mulloy

DIRECTOR QUALIFICATIONS

•	Leadership and Global Experience –
	-	Former President of Presidio Managed Networks
	-	Former President of Intelsat Global Service Corporation

•	Technology Experience – served as Executive Vice President of Corporate Development at an advanced information technology professional and managed service company

Kevin Mulloy has served as a Director since March 2012. Mr. Mulloy has served as Executive Vice President of Corporate Development at Presidio, Inc., an advanced information technology professional and managed service company, from July 2011 to May 2013. Prior to that, Mr. Mulloy served as President of Presidio Managed Networks, the managed services business at Presidio, from June 2008 to July 2011, and from September 2007 to June 2008 he served as the Executive Vice President of Operational Strategy for Presidio. For the five years prior to joining Presidio, Mr. Mulloy held leadership roles with Intelsat S.A., a provider of satellite services worldwide, including President of Intelsat Global Service Corporation from January 2003 to February 2006 and Senior Vice President of Strategy, Business Development and M&A from January 2001 to January 2003. Mr. Mulloy’s experience also includes ten years with McKinsey & Company, a management consulting firm; three years with Gould Inc., an aerospace and defense company; and more than five years in the United States Navy, serving in the Surface Nuclear Propulsion branch of the Navy. Mr. Mulloy has a BSME from the US Naval Academy and an MBA from Wharton, University of Pennsylvania. Mr. Mulloy brings extensive operational satellite, telecommunications and information technology infrastructure experience to the Board.

Kevin J. O’Hara

DIRECTOR QUALIFICATIONS

•	Industry Knowledge and Technology Experience –
	-	President, Chief Executive Officer and Director of a communications provider
	-	Co-founder of Level 3 Communications, Inc., a provider of IP-based communications

•	Leadership and Board Experience –
	-	CEO and Director of Integra
	-	CEO and president positions for over 20 years

6

Kevin J. O’Hara has served as a Director since December 2010 when we completed our IPO. Mr. O’Hara most recently served as President, Chief Executive Officer and director of Integra, a communications provider. He served on its Board since December 2009, was appointed chairman of the board in March 2011 and was named CEO in December 2011. Mr. O’Hara left Integra in September 2014. Prior to joining Integra, he was a co-founder and Chairman of the Board of Troppus Software Corporation, an early stage software company providing technical solutions to service providers that support home technology and networks, from March 2009 until it was acquired by a major service provider in January 2011. Since January 2011, Mr. O’Hara has also served on the Board of Directors of Elemental Technologies, Inc. and, in August 2011, he was named Chairman of Elemental Technologies, Inc., a leading provider of video processing solutions for broadcast and on-line video customers. Prior to that, Mr. O’Hara was a co-founder of Level 3 Communications, Inc., a provider of IP-based communications services to enterprise, content, government and wholesale customers, and served as its President from July 2000 to March 2008 and as the Chief Operating Officer of Level 3 Communications, Inc. from March 1998 to March 2008. From August 1997 to July 2000, Mr. O’Hara served as Executive Vice President of Level 3 Communications, Inc. Prior to that, Mr. O’Hara served as President and Chief Executive Officer of MFS Global Network Services, Inc. from 1995 to 1997, and as Senior Vice President of MFS and President of MFS Development, Inc. from October 1992 to August 1995. From 1990 to 1992, he was a Vice President of MFS Telecom, Inc. Mr. O’Hara has a Master of Business Administration from the University of Chicago and a Bachelor of Science in Electrical Engineering from Drexel University. Mr. O’Hara brings a wealth of experience in the communications industry to our Board as well as experience running a public company.

Keith Olsen

DIRECTOR QUALIFICATIONS

•	Industry Knowledge and Technology Experience –
	-	CEO and Director of a data center services company
	-	Former CEO, President and Director of a provider of network-neutral data center

•	Leadership and Global Experience –
	-	International business development with international carriers and service providers
	-	Public Company CEO

Mr. Olsen has served as a Director since December 2010 when we completed our IPO. Mr. Olsen currently serves as Chief Executive Officer of vXchnge Holdings LLC, a private company offering data center services. Mr. Olsen served as Chief Executive Officer, President and Director of Switch and Data Facilities Company, Inc., a listed NASDAQ company, which provided network-neutral data centers that house, power and interconnect the Internet, from February 2004 to May 2010, when Switch and Data Facilities Company, Inc. was acquired by Equinix, Inc. Prior to that, Mr. Olsen served as a Vice President of AT&T, where he was responsible for indirect sales and global sales channel management from May 1993 to February 2004. From 1986 to 1993, Mr. Olsen served as Vice President of Graphnet, Inc., a provider of integrated data messaging technology and services. Mr. Olsen has a Bachelor’s degree from the State University of New York, Geneseo. Mr. Olsen brings experience in running a public company to our Board as well as a wealth of experience in the communications industry.

Brent K. Whittington

DIRECTOR QUALIFICATIONS

•	Finance Experience—
	-	Former CFO of Windstream Corporation and its predecessor, Alltel Holding Corp
	-	Arthur Andersen LLP experience for over eight years

•	Leadership and Industry Experience – former COO of a communications company providing phone, high-speed Internet and high-definition digital TV services

Mr. Whittington has served as a Director since December 2010 when we completed our IPO. Mr. Whittington has served as the Chief Operating Officer of Windstream Corporation, a publicly traded communications company providing phone, high-speed Internet and high-definition digital TV services, from August 2009 to September 2014. Prior to that, Mr. Whittington served as the Executive Vice President and Chief Financial Officer of Windstream Corporation from July 2006 to August 2009. From December 2005 to July 2006, Mr. Whittington served as Executive Vice President and Chief Financial Officer of Windstream

7

Corporation’s predecessor, Alltel Holding Corp. From 2002 to August 2005, Mr. Whittington served as Vice President of Finance and Accounting of Alltel Corporation, parent company of Alltel Holding Corp and, from August 2005 to December 2005, Mr. Whittington also served as the Senior Vice President-Operations Support of Alltel Corporation. Prior to joining Alltel, Mr. Whittington was with Arthur Andersen LLP for over eight years. Mr. Whittington has a degree in accounting from the University of Arkansas at Little Rock. Mr. Whittington brings experience in finance and accounting to our Board as well as a wealth of experience in the communications industry.

CORPORATE GOVERNANCE

The Board and the Company annually review RigNet’s governance documents, which are available on our website. These governance materials include our Code of Ethics, Policy Governing Director Qualifications and Nominations and Director Independence, and Board committee charters. The Board regularly reviews corporate governance developments and, when appropriate, modifies its governance policies, committee charters and key practices.

Code of Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at “http://investor.rig.net/governance.cfm”.

Composition of the Board of Directors

Our Board of Directors currently consists of nine members, eight of whom are non-employee members. Mr. Slaughter, who serves as the CEO and President, also serves as a director. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our by-laws permit our Board of Directors to establish by resolution the authorized number of directors.

With respect to the Annual Meeting, we have nine nominees and nine available board seats. A board member may be removed outside of the normal election process for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. The nine nominees receiving the most votes cast at the Annual Meeting will be elected to our Board of Directors.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Currently, we separate the role of Chairman and Chief Executive Officer. In addition, each Board committee is presently comprised solely of independent directors. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, approves the agenda for Board meetings, and presides over meetings of the full Board. The independent members of the Board also regularly meet in executive session without management present. The Board believes this separation is appropriate at this time because of our public status. Our Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee or former employee. The Board believes that it should be free to make a choice from time to time in any manner that it believes is in the best interests of our Company and our stockholders at that time. The Board actively oversees management, particularly through regular conferences between the Chief Executive Officer and the Chairman. The Board reviews the Chairman of the Board position annually after the Annual Meeting of Stockholders.

Risk Oversight

Risk is an inherent part of RigNet’s business activities and is critical to the Company’s growth and success. The Board seeks to assess major risks facing our Company and options for their mitigation in order to promote our stockholders’ and other stakeholders’ long-term interests. We reward our executives for taking responsible risks in line with the Company’s strategic objectives and overall risk appetite. Depending on the nature of the risk involved and the particular business function involved, we use a wide variety of risk mitigation strategies, including delegation of authorities, standardized processes, strategic planning, operating reviews and insurance.

The Board has oversight for risk management and actively reviews risk management practices through continuous dialogues and receipt of management reports. The Board and its committees collectively oversee risk by actively reviewing material management decisions throughout the year in the areas that risk responsibility has been delegated.

8

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

Corporate Governance and Nominating	•	Confirms the existence and capability of risk management systems and controls specific to operational, technology, compliance, reputational and political risks
	•	Reviews assessments and implementation of risk-based controls for our business activities
	•	Oversees risk related to the Company’s governance structure and processes, including risks arising from related person transactions

Audit	•	Oversees policies and processes related to the financial statements, financial reporting process, compliance and auditing
	•	Monitors ongoing compliance issues and matters and meets with our independent accounting firm
	•	Reviews risk management practices and performance related to credit risk, liquidity risk and compliance risks

Compensation	•	Oversees the risk management associated with management resources, structure, succession planning and management development and selection processes
	•	Evaluates the effect the compensation structure may have on risk decisions

Corporate Development	•	Provides guidance related to corporate development opportunities
	•	Reviews risk mitigation strategies in connection with merger and acquisition initiatives

The extent of the Board’s oversight function has the effect of solidifying the Board’s leadership structure by providing knowledge and input into material risk decisions.

DIRECTOR INDEPENDENCE

Our Board of Directors has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that Messrs. Browning, Caprioli, Davis, de Vibe, Mulloy, O’Hara, Olsen, and Whittington qualify as “independent” in accordance with the published listing standards of the NASDAQ. Mr. Slaughter is not independent by virtue of his role as CEO and President of our Company.

In addition, the members of the Audit Committee of our Board of Directors each qualify as “independent” under standards established by the SEC and NASDAQ for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Messrs. Browning and Whittington are independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Browning and Whittington’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on them any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

In addition, the members of the Compensation Committee of our Board of Directors each qualify as “independent” under standards established by the SEC and NASDAQ for members of compensation committees.

POLICY GOVERNING DIRECTOR QUALIFICATIONS AND NOMINATIONS

Our Company seeks directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills and attributes when recommending candidates to our Board.

9

At a minimum, our Corporate Governance and Nominating Committee must be satisfied that each Committee-recommended nominee meets the following minimum qualifications:

•	The candidate shall exhibit high standards of integrity, commitment and independence of thought and judgment.

•	The candidate shall be committed to representing the long-term interests of our Company’s stockholders.

•	The candidate shall have sufficient time and availability to devote to the affairs of our Company, particularly in light of the number of boards on which the nominee may serve.

•	To the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings.

•	The candidate shall meet any other minimum qualifications and other criteria for Board membership approved by our Board from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board select persons for nomination to help ensure that:

•	A majority of the Board is “independent” in accordance with the standards, if any, promulgated by the SEC, any exchange upon which securities of our Company are traded and any governmental or regulatory body exercising authority over our Company.

•	Each of our Audit, Compensation and Corporate Governance and Nominating Committees are comprised entirely of independent directors.

•	At least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

In addition, for the overall structure and composition of our Board, the Committee seeks directors with the following types of experience

Leadership experience. We believe that directors who have held significant leadership positions, especially CEO positions, over an extended period, provide the Company with unique insights. These people generally possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

Technology experience. As a technology-based communication company, we seek directors with backgrounds in technology and a deep understanding of technology risks because our success depends on reliability of our technology, investments in new technologies and access to new ideas.

Global experience. RigNet’s continued success depends, in part, on its success in continuing to grow its businesses outside the United States. For example, in 2014, approximately 70% of RigNet’s revenues came from outside the United States.

Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors as RigNet measures its operating and strategic performance by reference to financial goals. In addition, accurate financial reporting and robust auditing are critical to RigNet’s success. We seek to have directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.

Industry experience. We seek to have directors with experience as executives or directors or in other leadership positions in the industries in which we participate. For example, we seek directors with experience in the communications and oil and gas industries, since our customers operate primarily in the oil and gas industry.

Marketing experience. RigNet seeks to grow organically by identifying and developing new markets for its products as well as by acquisition. Therefore, marketing expertise, especially on an international basis, is important to us.

10

COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Our Board of Directors has a process in place for communications with stockholders. Stockholders should initiate any communications with our Board in writing and send them to our Board of Directors, c/o William Sutton, Senior Vice President, General Counsel and Corporate Secretary, RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760. All such communications will be forwarded to the appropriate directors. This centralized process will assist our Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes for a particular director or directors to receive any such communications, the stockholder must specify the name or names of any specific Board recipient or recipients in the communications. Communications to our Board of Directors must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and e-mail address, if any.

MEETINGS OF OUR BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

During 2014, our Board of Directors held six meetings. The standing Committees of our Board of Directors held an aggregate of 22 meetings during this period. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which they served. Each member of our Board of Directors is expected to attend our annual meetings of stockholders. Each person who was a director at the time of our 2014 Annual Meeting of Stockholders attended such meeting, except Mr. Neveu, who did not stand for re-election.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors currently has standing Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees. Each member of the Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees is an independent director in accordance with the NASDAQ listing standards described above and applicable SEC regulations. Our Board of Directors has adopted a written charter for each of these Committees, which sets forth each Committee’s purposes, responsibilities and authority. These committee charters are available on our website at “http://investor.rig.net/governance.cfm”.

Audit Committee
•	Select and oversee the independent accounting firm	Number of Meetings in 2014:
•	Oversee the quality and integrity of our financial reporting	6
•	Review the organization and scope of our internal audit function and our disclosure and internal controls	Committee Members:
•	Oversee the Company’s legal and regulatory compliance	Browning (C, F, I) Mulloy (I) Whittington (F, I)
•	Approve audit and non-audit services provided by our independent auditors
•	Monitor financial reporting activities and the accounting standards and principles followed

C Chair of the Committee

F Audit Committee Financial Expert as defined under SEC rules

I Satisfies standards established by the SEC and NASDAQ to be designated as an independent director

The report of our Audit Committee appears under the heading “Report of the Audit Committee” below.

Compensation Committee

Compensation Committee
•	Review and recommend for Board approval the compensation of the CEO	Number of Meetings in 2014:
•	Review and recommend for Board approval the compensation of the Board	6
•	Make recommendations to the Board with respect to our non-CEO executive officers	Committee Members:
•	Administer and implement Board approved compensation plans, policies, and programs, including short and long-term incentive plans	Olsen (C, I) de Vibe (I) O’Hara (I)
•	Review succession planning for our executive officers

11

All Compensation Committee members are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The report of our Compensation Committee appears under the heading “Compensation Committee Report” below.

Procedures and Processes for Determining Compensation - Please refer to “Compensation Discussion and Analysis, The Compensation Committee,” below for a discussion of the Compensation Committee’s procedures and processes for making compensation determinations.

Compensation Committee Interlocks and Insider Participation - No member of the Compensation Committee has any relationship with our Company requiring disclosure in any of the reports that we file with the SEC, other than service on our Board of Directors. None of our named executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

Corporate Governance and Nominating Committee
•	Identify and recommend nominees for the Board	Number of Meetings in 2014:
•	Monitor and develop our corporate governance practices, guidelines, code of conduct and compliance mechanisms	5
•	Review risk performance and enterprise risk exposure across operational, technological, compliance, reputational and political areas	Committee Members:
•	Oversees the Company’s legal and regulatory compliance	O’Hara (C, I) Browning (F, I) Davis (I) Olsen (I)
•	Monitor the existence and capability of risk management systems and control in all critical business activities and enterprise risk categories

The Committee will evaluate each nominee based upon a consideration of a nominee’s qualification as independent as well as their diversity, skills and experience in the context of the needs of the Board of Directors as described in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee may rely on various sources to identify director nominees. These include input from directors, management, professional search firms and other sources that the Committee feels are reliable.

Stockholders may recommend director candidates for consideration by the Corporate Governance and Nominating Committee, which will consider such suggestions made by stockholders in the same manner as other candidates. Any such suggestions should be submitted to the Chairman of the Corporate Governance and Nominating Committee, c/o William Sutton, Senior Vice President, General Counsel and Corporate Secretary, RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being a nominee and to serving as a director if nominated and elected. The Committee may request additional information from time to time from the nominee or the stockholder or group of stockholders. Stockholder nominations that seek to bypass the consideration of the Corporate Governance and Nominating Committee must follow the procedures set forth in our bylaws, which are summarized below in the Section entitled “Stockholder Proposals and Nominations for the 2016 Annual Meeting.”

Corporate Development Committee

Corporate Development Committee
•	Provide oversight and guidance for the evaluation of corporate development opportunities	Number of Meetings in 2014:
•	Provide oversight and guidance over the strategies and processes regarding merger and acquisition initiatives	5
		Committee Members:
		Mulloy (C, I) Caprioli (I) Davis (I) de Vibe (I) Whittington (F, I)

12

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the financial reporting process of the Company on behalf of its Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

With respect to the financial statements for the year ended December 31, 2014, the Audit Committee reviewed and discussed the financial statements of RigNet, Inc. and the quality of financial reporting with management and the independent auditor. The Audit Committee received the written disclosure and the letter from the independent auditor required under applicable requirements including Auditing Standard No. 16, Communication with Audit Committees, as established by the Public Company Accounting Oversight Board. Additionally, the Audit Committee has discussed with the independent auditor their independence with respect to the Company. The Audit Committee determined that the non-audit services provided to RigNet by the independent auditor (discussed below under “Proposal Two: Ratification of Independent Public Accountants”) are compatible with maintaining the independence of the independent auditor.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the financial statements of RigNet, Inc. be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted By:

Audit Committee

James H. Browning, Chairman
Kevin Mulloy
Brent K. Whittington

This Report of the Audit Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

13

DIRECTOR COMPENSATION

The following summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2014. Our CEO also is a board member. Since he is an employee of the Company, he does not receive additional compensation specifically related to his service on our Board of Directors. In addition, Mr. Caprioli does not receive any compensation for his role as a member of our Board of Directors due to his affiliation with KKR, a holder of over 25% of our outstanding shares of common stock.

Our Board of Directors has implemented a compensation policy applicable to our non-employee directors, which provides those directors the following compensation for Board and committee services:

•	an annual retainer paid in cash in an amount equal to $9,000 per quarter;

•	annual equity awards of restricted stock in an amount to be approved by the Board or, at the option of our Company, an equivalent payment in cash;

•	$1,500 for each Board meeting attended in person if traveling within North America or telephonically or $4,500 for each meeting attended in person if traveling from outside North America; and

•	$1,000 for each committee meeting attended.

In addition, this compensation policy provides that the chairman of the Audit Committee will receive an additional annual retainer of $15,000; the chairman of the Compensation Committee will receive an additional annual retainer of $10,000; the chairman of the Corporate Governance and Nominating Committee will receive an additional annual retainer of $10,000; the chairman of the Corporate Development Committee will receive an additional annual retainer of $10,000; and the non-executive chairman of the Board of Directors will receive an additional annual retainer of $50,000. Retainers and meeting fees are paid at the end of each quarter on a pro rata basis for any partial service periods.

The following table summarizes the compensation of each non-employee member of our Board of Directors in 2014:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
James H. Browning	$120,014	$153,892	$273,906
Mattia Caprioli (4)	-	-	-
Charles L. Davis	59,778	153,892	213,670
Ditlef de Vibe	65,000	153,892	218,892
Kevin Mulloy	62,456	153,892	216,348
Kevin J. O’Hara	64,343	153,892	218,235
Keith Olsen	66,139	153,892	220,031
Brent K. Whittington	56,000	153,892	209,892
Kevin Neveu	21,536	48,255	69,791

(1)	Each non-employee director listed above served as a director for all of 2014, except Mr. Neveu, elected not to stand for re-election at our 2014 Annual Meeting. Our CEO is excluded from this table, as he receives no compensation specifically related to his service on our Board and his compensation as an employee is reflected in the Summary Compensation Table.

(2)	Amounts reflect annual retainers and Board and committee fees earned by the directors during 2014.

(3)	Reflects the aggregate grant date fair value for restricted stock granted in 2014 computed in accordance with FASB ASC Topic 718. Each director received two equity awards in 2014 and the grant date fair value is reflected in the table above. Information about the assumptions used to value these awards can be found in Note 11 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. As of December 31, 2014, each independent director had 2,106 shares of restricted stock outstanding.

(4)	Mr. Caprioli received no compensation for his Board service by agreement between the Company and KKR, our stockholder for which Mr. Caprioli is a member.

The table above reflects all compensation received by our independent directors during 2014. The Company does not provide a pension plan for non-employee directors. None of the directors received preferential, above-market earnings or deferred compensation.
14

EXECUTIVE COMPENSATION

OUR EXECUTIVE OFFICERS

The following table provides information regarding our executive officers.

Name	Age	Position with Our Company
Mark B. Slaughter	56	Chief Executive Officer and President
Martin Jimmerson	51	Senior Vice President and Chief Financial Officer
William Sutton	61	Senior Vice President, General Counsel & Corporate Secretary
Hector Maytorena	54	Group Vice President, Managed Services
Morten Hagland Hansen	42	Senior Vice President, Business Services and Chief Technology Officer
Gerry Gutierrez	52	Group Vice President, Telecommunications Systems Integration

Mark Slaughter has served as our Chief Executive Officer and President since August 2007. See his biographical summary presented earlier in this proxy statement under the heading “Our Board of Directors and Nominees – Director Nominees.”

Martin Jimmerson has served as our Senior Vice President and Chief Financial Officer since February 2014 and our Chief Financial Officer from November 2006 through January 2014. Prior to that, Mr. Jimmerson served as Chief Financial Officer for River Oaks Imaging & Diagnostic, LP from November 2002 to December 2005. Mr. Jimmerson received a B.A. degree in accounting from Baylor University.

William Sutton has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2014. Prior to that, Mr. Sutton served as our Vice President, General Counsel and Corporate Secretary from May 2009 through January 2014 and Vice President and General Counsel from March 2008 through May 2009. Mr. Sutton served as Chairman for Sweeten & Sutton Brokerage, Inc. from March 2007 to February 2008 and President and Chief Executive Officer for Abbey SA, LP from April 2004 to October 2006. He has attended Stanford Law School’s Directors’ College. Mr. Sutton received a Bachelor of Business Administration degree from the University of Texas at Austin and a Juris Doctorate from the University of Houston.

Hector Maytorena has served as our Group Vice President, Managed Services since February 19, 2015. Prior to that he served as our Group Vice President, Eastern Hemisphere from February 2014 through February 18, 2015, our Vice President & General Manager, Eastern Hemisphere from April 2012 through January 2014, our Vice President & General Manager, Western Hemisphere from November 2009 through March 2012, and as Vice President, Global Sales & Marketing from November 2007 through October 2009. Prior to joining RigNet, he served as General Manager of Southeast Texas for United Technologies’ UTC Fire & Security (operating under the Chubb Security and Redhawk brands) from November 2006 to November 2007 and Director of Sales at Chubb Security USA from August 2005 to November 2006. Prior to that role, Mr. Maytorena served in various leadership roles at Stratos Global Corporation’s Broadband Division with his last assignment as Director of Global Sales and Marketing from November 2002 to August 2005. Mr. Maytorena is a graduate of United Technologies’ Emerging Leaders Program at the University of Virginia’s Darden Graduate School of Business and has completed an executive education course in Emerging Growth Companies at Stanford University’s Graduate School of Business.

Morten Hagland Hansen has served as our Senior Vice President, Business Services and Chief Technology Officer since February 2014. Prior to that, Mr. Hansen served as our Vice President, Business Services from February 2013 through January 2014, Vice President, Global Engineering and Operations from July 2011 through January 2013, Vice President, Global Engineering from February 2009 to July 2011, and Director of Global Engineering from January 2007 to February 2009.  From October 2001 to January 2007, Mr. Hansen served as our Engineering Manager. Prior to joining RigNet in 2001, he had experience in information technology and telecoms engineering, design and deployment. Mr. Hansen recently completed an executive education course in Customer-Focused Innovation at Stanford University’s Graduate School of Business.

Gerry Gutierrez has served as our Group Vice President, Telecommunications Systems Integration since June 2014. Prior to joining RigNet, Mr. Gutierrez served in various leadership roles at Honeywell, most recently as Marketing Director, Global Major Projects from January 2013 to June 2014, as Vice President of Major Projects from August 2011 to December 2012, and he served as marketing director, Global Major Projects at Honeywell and Regional General Manager for Latin America from May 2008 to July 2011. Mr. Gutierrez earned both his Bachelor of Science degree in Electrical Engineering and Master’s degree in Business Administration from the University of Houston.

15

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses the following topics:

•	the role of our Compensation Committee in establishing a recommendation for executive compensation for adoption by the Board;
•	our process for setting executive compensation;
•	our compensation philosophy and policies regarding executive compensation; and
•	our compensation decisions for fiscal year 2014 with respect to our named executive officers.

This section of the proxy also describes the compensation paid to our 2014 named executive officers:

•	Mark Slaughter – Chief Executive Officer and President
•	Martin Jimmerson – Senior Vice President and Chief Financial Officer
•	William Sutton – Senior Vice President, General Counsel & Corporate Secretary
•	Hector Maytorena – Group Vice President, Managed Services
•	James Crenshaw – Former Group Vice President, Western Hemisphere

The compensation programs described, however, apply more broadly to other officers and management personnel at the Company, with appropriate changes to reflect different levels and types of responsibility. The Company believes this approach helps to align RigNet employees into a unified team committed to the Company’s corporate objectives.

The Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) assists the Board in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the Committee are to:

•	develop RigNet’s compensation objectives and philosophy;
•	review and oversee the incentive compensation and equity plans;
•	review performance goals, objectives and policies relevant to executive compensation;
•	review performance goals, objectives and policies relevant to Board compensation;
•	evaluate executive performance in light of those goals to recommend executive compensation levels;
•	review and make recommendations for Board compensation levels;
•	review and recommend compensation levels and awards under incentive compensation plans that are consistent with our compensation philosophy and the performance of our Company, its senior management, employees and the Board;
•	review and approve disclosures relating to compensation; and
•	oversee succession planning for the CEO and our named executive officers.

The Compensation Committee may form and delegate its authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee must report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

The Board approves all compensation plans and compensation arrangements for our named executive officers based upon Compensation Committee recommendations.

The Compensation Setting Process

Our Compensation Committee holds regularly scheduled meetings, which coincide with our Board meetings. It also holds additional meetings as required to carry out its duties. The Committee Chairman works with our management to establish each meeting agenda.

At its meetings, the Committee:

•	updates the Company’s compensation strategy and objectives;
•	considers changes in compensation elements for the upcoming year;
•	reviews actual results compared to the pre-established performance metrics for the current year to determine annual cash incentive awards for our named executive officers and total awards authorized;
•	reviews equity awards, either in the form of restricted stock grants or stock option awards or both;
•	reviews Company performance metrics under our cash incentive compensation plans for the upcoming year;
•	reviews Board performance and evaluates the compensation paid to our independent directors and makes recommendations for adjustments, if any, to the Board; and
•	reviews the performance of our CEO.

16

Role of Compensation Consultant

The Committee’s Charter grants the Committee the sole and direct authority to retain and terminate compensation advisors and to approve their fees. All such advisors report directly to the Compensation Committee and all assignments are directed by the Committee Chairman. Pearl Meyer & Partners (“Pearl Meyer”) serves as the Committee’s independent compensation consultant to assist the Committee in assessing and determining competitive compensation packages for our named executive officers and directors.

In this capacity, Pearl Meyer has at the Committee’s request and under the direction of the Committee Chairman, assembled information regarding:

•	identification of an updated and expanded peer group of companies;
•	compensation trends in the telecommunication and oil and gas service industries;
•	relative compensation for similarly-situated executive officers within peer group companies or other companies with revenues, transactions or growth trends comparable to our Company; and
•	relative compensation for similarly situated independent board directors of the peer group companies or other companies with revenues, transactions or growth trends comparable to our Company.

While the Committee relies on data provided by our independent compensation consultant or Equilar, Inc., a provider of executive compensation information based on publicly available information contained in SEC filings, it also considers a number of other factors including:

•	performance of the executive;
•	historical compensation levels;
•	specific role the executive plays within our Company; and
•	changes in scope, roles and responsibilities.

With the assistance of our independent compensation consultant, we updated our compensation peer group during 2013 reflecting changes in our global company, the industry and our size as a public company to include the following twenty-one companies: Cal Dive International Inc., Calix Inc., Cbeyond Inc., Cogent Communications Group, Dawson Geophysical Company, 8X8 Inc, Forbes Energy Services, Hornbeck Offshore Services, Globecomm Systems Inc., Global Geophysical Services Inc., Gulf Island Fabrication Inc., GulfMark Offshore Inc., inContact Inc, Iridum Communications, Kvh Industries Inc., Magnum Hunter Resources Corporation, Rex Energy Corporation, Shoretel Inc., Tesco Corporation, TETRA Technologies Inc. and Vantage Drilling Company. We selected these companies because they were public companies of similar size and headcount, and they serve the geographies and customer bases in which we operate and compete for senior management personnel. During 2013, we obtained a compensation peer group study from Pearl Meyer for our executive officers and directors, which provided specific input on cash and equity compensation levels and ranges. This data was used to establish 2014 base compensation, short-term incentive compensation targets and long-term incentive compensation targets as a percentage of base compensation. In addition for 2015, due to current challenging oil and gas industry market conditions, unless an individual’s responsibilities were increased, base and target compensation remain unchanged. See “Determining the Amount of Each Element of Compensation – Base Compensation” below.

Role of Chief Executive Officer in Executive Compensation Decisions

Our Compensation Committee seeks input from the CEO when discussing the performance of and compensation levels for our named executive officers other than himself. Mr. Slaughter provides information related to each named executive officer’s performance to support the Compensation Committee’s decision-making on executive compensation.

Our Executive Compensation Program

Compensation Objectives

Our executive compensation program is designed to encourage our executives to focus on building long-term stockholder value, maximizing growth consistent with our strategic plan and delivering strong financial results. Our executive compensation program is intended to align the interests of our named executive officers with those of our stockholders by motivating our named executive officers to achieve strong financial and operating results, as well as to further our strategic growth initiatives, which we believe closely correlate to long-term stockholder value. This pay-for-performance based alignment of interests is reflected through each named executive officer’s total compensation.

Our Compensation Committee reviews our executives’ total compensation elements on an annual basis taking into consideration any changes in position or responsibilities. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year.

17

In addition to changes in position or responsibilities, the Committee primarily considered:

•	peer data provided by our outside consultants;
•	industry published data; and
•	internal review of the executive’s compensation, both individually and relative to other executive officers.

Compensation Philosophy

Executive base compensation is expected to be between the 25th percentile and the median for our peer group, adjusted for each individual’s education, experience, performance and potential. In addition, our executives can earn short-term incentive compensation in support of our pay-for performance philosophy. Through equity compensation, our executives have a significant portion of compensation “at risk” and accordingly have a potential for earning above the median of our peer group. “At risk” means executives will not realize value unless they meet performance goals, the majority of which are tied to Company financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation.

     Our compensation program provides for the following elements:

•	base salaries - designed to allow us to attract and retain qualified candidates in a highly competitive market;

•	short-term incentive compensation - provides additional cash compensation or bonus designed to support our pay-for-performance philosophy based on achievement of annual financial results and specific individual personal goals;

•	long-term incentive compensation - intended to reward executives for equity value growth to align executive interests with our stockholders’ interests to grow long-term value and incentivize retention; and

•	benefits package - available to all of our employees, including our executives.

Our Compensation Committee’s review of compensation over the long term targets total direct compensation (including base salary and short-term incentive cash compensation) for all named executive officers at approximately the median of compensation paid to similarly situated executives of the companies comprising our compensation peer group. As more fully described below under “Determining the Amount of Each Element of Compensation”, the Committee reviews base compensation for named executive officers compared to the 25th percentile to median range of our peer group and available industry data. The Committee again is seeking over the long-term to place more compensation “at risk” by setting: 1) base salaries and management incentive targets within the 25th percentile and median; and 2) awards under our 2010 Omnibus Plan above the median of our peer group. Our executives have the potential to earn above the median with performance at or above their goals and objectives in line with our performance-based compensation philosophy.

Risk Assessment of Compensation Programs

We review our compensation programs company-wide to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not to incent them to do so in a way that poses unnecessary or excessive material risk to us. For example, the MIP and our long-term incentive compensation, which are our two primary performance-based compensation programs, balance each other by providing compensation that rewards short-term and long-term performance. The MIP balances risk by considering a mix of performance goals, capping the maximum payout a participant can receive and allows the Compensation Committee to approve the final amount of all bonuses, while the long-term incentive awards are equity-based awards that have four-year vesting schedules to encourage a focus on long-term growth and that support management retention. In addition, we have various policies, such as our clawback, anti-hedging and executive equity ownership policies that are designed to discourage undue risk-taking or manipulation of results. In addition, the MIP portion of the executives’ compensation is sized to encourage appropriate risk-taking that is aligned with the long-term health of the Company.

Influence of Say on Pay Results on Executive Compensation Decisions

We and our Compensation Committee are attentive to the outcome of the stockholder “Say on Pay” vote. At the Company’s 2014 annual stockholder meeting, 15,091,529 votes were cast for approval of the proposal and 16,663 votes were cast against approval. As such, the Committee did not change any practices or programs as a result of the 2014 meeting’s “Say on Pay” vote outcome.

Elements of Our Executive Compensation Program

We look at the total compensation value in determining the appropriateness of our executive remuneration program. Total compensation includes various cash and non-cash elements that offer immediate, short-term and long-term value.

18

Base Salary

Our Compensation Committee reviews our executives’ base salaries on an annual basis taking into consideration any changes in position or responsibilities. We utilize base salary as the primary means of compensation for performing the essential elements of an executive’s job. We believe our base salaries are set at levels between the 25th percentile and the median for our peer group, adjusted for each individual’s education, experience, performance and potential, which allow us to attract and retain executives in competitive markets.

Short-term Incentive Compensation

Our executives are eligible for short-term incentive compensation in the form of an annual cash bonus through our MIP. The MIP is intended to incent our executives to meet our corporate and business unit objectives and compensate them for achieving these objectives. In addition, our MIP is intended to reward and incentivize our executives for achieving specific individual goals. Total MIP funding is based on actual consolidated performance against the annual Revenue and Adjusted EBITDA1 targets with no bonus paid if the Company does not achieve 85.0% of the annual Adjusted EBITDA target. Since we establish financial targets, we believe in paying smaller bonuses if we achieve at least 85.0% of our target and larger bonuses if we exceed the target level to reward performance above the target levels, up to a maximum individual amount, but unlimited as to any single metric.

Once the bonuses are computed, as provided for in the MIP, an executive’s bonus may be increased or decreased up to 25.0% based on the achievement of specific individual objectives and input from the CEO. For the CEO’s bonus, the Board has discretion to increase or decrease the bonus up to 25.0%. For all other executives, the CEO has discretion to increase or decrease the bonus up to 25.0%, using his judgment of the executive’s relative contribution to results, subject to Compensation Committee and Board approval. Individual payouts under the MIP cannot exceed 2.5 times target payout. Further, total short-term incentive compensation payouts for all employees as a group, excluding sales commissions, are limited to the total computed target bonuses based on actual company performance measured against the annual Revenue and Adjusted EBITDA targets.

     Short-term incentive compensation is determined based on the following performance metrics:

•	Management EBITDA (a non-U.S. GAAP measure), which is our Adjusted EBITDA further adjusted based on budgeted exchange rates, the final MIP compensation accrual, and other exceptional items such as acquisitions, as approved by the Board.

•	Revenue, which we define as gross revenue less credits and uncollectible billings, as reported in accordance with U.S. GAAP.

The following multiplier table was used to determine each executive’s bonus formula:

	Target Multiplier

		Management
	Revenue	EBITDA
Target Bonus Weighting Percentage of Plan:	40.0%	60.0%

125%	2.500	2.500
120%	2.200	2.200
115%	1.900	1.900
110%	1.600	1.600
105%	1.300	1.300
100%	1.000	1.000
95%	0.750	0.750
90%	0.500	0.500
85%	0.250	0.250
Less than 85.0%	-	-

See the table on page 21 of this proxy statement for the application of this matrix for 2014. If the results are between two levels the multiplier will be interpolated on a straight-line basis between those levels.

1 We define Adjusted EBITDA as net income (loss) plus: interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, (gain) loss on retirement of property and equipment, change in fair value of derivatives, stock-based compensation and IPO or merger/acquisition costs and related bonuses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated or presented in accordance with generally accepted accounting principles (GAAP).

19

For our executives, short-term incentive compensation is based on the achievement of financial targets and further adjusted based on the achievement of personal objectives for each individual.

Long-term Incentive Compensation

Long-term incentive compensation is intended to enhance our ability to retain executive talent over a longer period of time, reward long-term efforts that enhance future value of the Company, and provide executives with a form of reward that aligns their interests with those of our stockholders. Our executives may receive long-term incentive awards annually as the Compensation Committee determines consistent with the objectives described above. Long-term incentive compensation may be awarded in the form of stock, option or long-term cash performance awards.

In 2014, the Compensation Committee established long-term incentive compensation targets as a percentage of base compensation for each of our named executive officers. This target was used to determine the value of the long-term incentive awards made to each executive. In establishing each of the targets, the Compensation Committee considered, among other things, the data obtained from the compensation peer group study that was adjusted for market increases, the role and responsibility of each executive, competitive factors, personal performance, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive, the total number of stock and options awards to be granted to all participants during the year and the discretion and judgment of the Compensation Committee. During 2015, the Compensation Committee has begun the design of long-term performance awards, which will have formulaic payouts based on specific multiple-year performance metrics and once completed the Compensation Committee will present the proposed awards to the Board for approval.

Our 2010 Omnibus Incentive Plan permits the award of (i) incentive or non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance stock, (vi) performance units, (vii) director awards (viii) annual cash incentive awards, (ix) cash-based awards, (x) substitution awards or (xi) other stock-based awards, as approved by the Board of Directors or its designated committee. Generally awards will vest over four years, with 25.0% of the shares vesting on each of the first, second, third and fourth year anniversary of the grant date assuming continued employment, and expire on the tenth anniversary date of the applicable award agreement, unless terminated earlier. No further awards can be made under our prior equity incentive plans.

Nondiscriminatory Health and Welfare Benefits

Our benefits, such as our basic health benefits, short-term and long-term disability, life insurance, and accidental death and dismemberment insurance are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all employees based on the regional programs regardless of their individual performance levels. All U.S. employees have the option to participate in the 401(k) plan, which allows participants to defer up to 100.0% of their annual compensation, subject to the cap set by the Internal Revenue Code. In 2014, we amended our 401(k) plan to provide for all eligible employees the Company’s matching contribution based on 100.0% of the first 2.0% and 50.0% of the next 4.0% of eligible employee contributions. Employee elective deferrals and employee matching contributions are immediately vested and non-forfeitable upon contribution to the 401(k) plan.

Perquisites

We believe in a simple, straight-forward compensation program. Consistent with the Committee’s strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 annually for any of our named executive officers.

Determining the Amount of Each Element of Compensation

On an annual basis, our Compensation Committee takes into consideration the results of our operations, long and short-term goals, individual goals, and the competitive market for our executives and the experience of our Compensation Committee members with similar companies and general economic factors determines the amount of each element of our compensation program.

Base Compensation

We utilize our previously established peer group along with a market-based pay philosophy across base pay, short-term incentive compensation and long-term equity awards as described under “The Compensation Setting Process – Role of the Compensation Consultant.” On March 5, 2014, our Compensation Committee, having evaluated our compensation consultant’s relevant materials, data from our peer group and the published survey for average annual market increases, recommended base compensation levels and short-term and long-term incentive compensation targets effective April 1, 2014, which were approved by the Board for our named executive officers. Mr. Slaughter’s base compensation was increased 11.0% to recognize his leadership, increased responsibility resulting from the organic growth of our company, successful integration of acquired businesses across the Company, maintain his compensation at the 25th percentile of the peer group data and to incentivize continued achievement of goals. Mr. Jimmerson’s base compensation was increased 2.1%, making his compensation at the 25th

20

percentile of the peer group data, to recognize his level of responsibilities managing the finances, acquisition integration, financial reporting and public company compliance, his past experience and to incentivize continued achievement of goals. Mr. Sutton’s base compensation was increased 4.8% based on industry average market increases making his compensation at the 33rd percentile based on peer group data, to recognize his level of responsibilities in compliance and risk management, current workload and past experience performing these duties in a public company, as well as to incentivize continued achievement of goals. Mr. Maytorena’s base compensation was increased 18.9% using peer group data to achieve our target of the 25th percentile and to recognize his level of responsibility and experience in running the operations of a large geographic region within the Company, and incentivize continued achievement of both financial and individual goals. Mr. Crenshaw’s base compensation was increased 15.0% using peer group data to achieve our target of the 25th percentile and to recognize his significant level of responsibility for operations.

For 2014, targeted MIP bonus levels as a percentage of base salary were increased by 10.0% for Messrs. Jimmerson, Maytorena and Crenshaw and 5.0% for Mr. Sutton. Mr. Slaughter’s MIP bonus level remained unchanged at 100.0%. The MIP targets represent the midpoint of the range of our peer group annual incentive target percentages for Messrs. Slaughter, Jimmerson, and Sutton and at a level equitable for their responsibilities when compared to other officers of our Company for Messrs. Maytorena and Crenshaw. We believe the increase in MIP targets, when considered in connection with the established financial performance goals that must be achieved in order to earn a bonus, enables our executive officers the potential to realize at or above medium compensation when compared to our peer group.

Base compensation, MIP bonus results and long-term incentive targets during 2014are summarized as follows:

	Base Salary		2014 Target MIP Bonus	Computed MIP Amount			2014 Target Long-term Incentive
Name	2014	2013			Discretionary Adjustment	2014 MIP Total
Mark Slaughter	$415,000	$373,890	100.0%	$464,800	$46,480	$511,280	200.0%
Martin Jimmerson	288,600	282,700	70.0%	226,262	-	226,262	140.0%
William Sutton	262,000	250,000	65.0%	190,736	-	190,736	140.0%
Hector Maytorena	245,000	206,000	60.0%	170,520	25,578	196,098	120.0%
James Crenshaw	230,000	200,000	60.0%	155,905	-	155,905	120.0%

Short-term Incentive Compensation

The Compensation Committee considers short-term incentive cash compensation targets and performance for our executives annually with distributions typically made during the first calendar quarter of the next year after determination of whether goals have been achieved. The Compensation Committee may adjust an executive officer’s short-term incentive cash compensation up to 25.0% based on the individual’s performance and contribution to Company results. However, individual payouts under the MIP cannot exceed 2.5 times target payout or the total annual short-term incentive compensation maximum for all employees as a group based on the Company’s actual performance measured against the plan.

The following table summarizes the financial targets and achievement of those targets for 2014 for all named executive officers.

Name	Plan (In Millions)	Actual (In Millions)	Percentage of Plan	Resulting Multiplier
Consolidated Management EBITDA	$72.6	$75.5	103.9%	123.6%
Consolidated Revenue	334.8	331.2	98.9%	94.5%
Eastern Hemisphere Management EBITDA	70.8	73.3	103.5%	121.0%
Eastern Hemisphere Revenue	161.9	165.4	102.1%	112.7%
Western Hemisphere Management EBITDA	36.6	37.8	103.3%	119.6%
Western Hemisphere Revenue	111.8	113.8	101.8%	110.5%

The percentage of plan was compared to the table described above in “Elements of Our Executive Compensation Program – Short-term Incentive Compensation” to obtain the target multiplier. The 2014 bonus formula multiplied each executive officer’s potential target bonus as a percentage of their current base salary, adjusted for partial-year employment, multiplied by the sum of (i) 60.0% of the consolidated Management EBITDA multiplier plus (ii) 40.0% of the consolidated revenue multiplier; except that for Mr. Maytorena and Mr. Crenshaw the Management EBITDA and Revenue multipliers were weighted based 45.0% upon performance results from their operational area of responsibility, 30.0% upon performance results from the combined average hemisphere operational multipliers and 25.0% of the consolidated multipliers. The 2014 short-term incentive compensation payments before discretionary increases are reported in the “Non-Equity Incentive Plan

21

Compensation” column and discretionary increases are reported in the “Bonus” column for 2014 in the Summary Compensation Table.

Due to Mr. Slaughter’s leadership and individual performance in achieving above-target financial results in 2014, during challenging economic market for the Company’s customers in the oil and gas industry, Mr. Slaughter received a 10.0% discretionary increase to his formulaic payout. Mr. Maytorena, having served as our Group Vice President, Eastern Hemisphere throughout 2014, received a 15.0% discretionary increase to his formulaic payout in recognition for the Eastern Hemisphere achieving above-target financial results and exceeding expectations on his personal objectives that included leading geographic expansion of operations into new countries. Due to Mr. Crenshaw’s employment with the Company ending on February 18, 2015, he received 100.0% of his formulaic payout without any discretionary adjustment to his 2014 short-term incentive bonus.

Long-term Incentive Awards

Our Compensation Committee typically makes annual grants of equity awards to our employees in connection with its annual review of our employees’ compensation and then throughout the year our Compensation Committee evaluates grants for new hires, promotions or other changes that may warrant additional grants. We do not have any program, plan or practice to time stock or option grants in coordination with the release of material non-public information. Our Compensation Committee uses the weighted average of the trading price of our common stock for the five days prior to the date of grant as the exercise price of option grants and valuations based on the weighted average of the trading price of our common stock for the five days prior to the date of grant as used for determining share awards.

Grants were made on March 5, 2014 as part of our normal annual review of equity awards and annual compensation to incentivize our executives for the long-term success of our Company. These equity awards were made consistent with our philosophy that such awards should enhance our ability to retain executives and align individual performance with the objectives of our stockholders. In determining the above awards, the number of equity awards for our named executive officers were allocated 30.0% to restricted stock awards and 70.0% to stock options. All awards vest ratably over the next four years.

Tax and Accounting Implications

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Deductibility of Compensation and Tax Obligations

Our Compensation Committee does not have any policies concerning the payment of tax obligations on behalf of our employees. We are required by law to withhold a portion of every compensation payment we make to our employees. In the case of noncash compensation, that means either (i) we withhold a portion of the noncash compensation payment and pay cash to the appropriate tax authorities or (ii) the employees make a cash payment directly to us in lieu of our withholding a portion of the noncash compensation. All payments to or on behalf of our employees, including tax payments, are considered compensation and are evaluated by our Compensation Committee as part of our overall compensation packages.

As part of its role, the Committee reviews and considers the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to the CEO and each of our next three most highly compensated named executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Accounting for Stock-Based Compensation

We account for stock-based payments for all awards under our 2010 Omnibus, 2006 Long-Term Incentive and the 2001 Performance Stock Option Plans in accordance with the requirements of ASC Topic 718, subtopic 10, section 10, Stock Compensation. The Committee reviews stock compensation grant date value in connection with granting equity awards.

22

Clawback Policy

On March 6, 2015, the Board of Directors of the Company adopted a clawback policy (the “Policy”) for the recoupment of incentive-based compensation from its current or former executive officers and such other senior executives and employees (“Covered Executives”) under certain circumstances. Under the Policy, the Company may, at the Board of Directors’ discretion, recover from Covered Executives short and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and/or performance units (“Incentive Compensation”) in excess of the Incentive Compensation that would have been paid or distributed according to the financial statements, as restated. The Company may also require, as a condition to the grant of any incentive compensation, a Covered Executive to agree in writing to abide by the terms of the Policy.

Policy Against Hedging

We prohibit our executive officers and directors from engaging in short-term or speculative transactions involving company securities, including activities involving short selling our securities, hedging their ownership in our securities by the purchase or sale of options of any kind, whether puts, calls or other derivative securities, purchasing of company securities in the open market on margin or pledging securities against loans or similar arrangements.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our Company. During 2013, we adopted stock ownership guidelines requiring certain executives and directors to hold shares with a value equal to a multiple of their base compensation. The guidelines require our CEO to hold equity shares of our Company with a value of three (3) times and our CFO is required to hold one and one half (1.5) times their annual base salary. The guidelines require all other executive officers and Board members to hold shares with a value equal to their annual base compensation and annual retainers, respectively. Each director and executive officer is required to attain the applicable stock ownership level within five years of his or her first becoming subject to the stock ownership guidelines, which shall be the later to occur of (i) the fifth anniversary of his or her initial election as a director or appointment as an executive officer or (ii) March 6, 2018.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Comp. (4)	Total
Mark Slaughter	2014	$404,723	$46,480	$244,359	$542,393	$464,800	$360	$1,703,115
Chief Executive Officer and	2013	365,393	-	214,864	515,782	407,848	360	1,504,247
President	2012	337,425	33,566	201,254	474,201	335,666	-	1,382,112
Martin Jimmerson	2014	287,125	-	129,349	287,078	226,262	360	930,174
Senior Vice President and	2013	276,275	-	113,709	272,984	185,025	360	848,353
Chief Financial Officer	2012	255,250	15,235	106,729	251,115	152,352	-	780,681
William Sutton	2014	259,000	-	114,343	253,874	190,736	360	818,313
Senior Vice President, General	2013	248,000	24,975	107,085	257,052	163,192	357	800,661
Counsel and Corporate Secretary	2012	240,250	14,340	100,323	236,042	143,398	-	734,353
Hector Maytorena (5)	2014	235,250	25,578	67,321	149,421	170,520	360	648,450
Group Vice President, Managed	2013	204,500	-	63,216	151,740	118,428	294	538,178
Services	2012	195,063	9,464	54,962	129,323	94,639	-	483,451
James Crenshaw (6)	2014	222,500	-	65,317	145,071	155,905	360	589,153
Former Group Vice President, Western Hemisphere	2013	191,026	30,000	105,360	151,740	70,240	275	548,641

(1)	Bonuses represent discretionary MIP cash bonuses based on individual performance and a sign-on bonus paid to Mr. Crenshaw in 2013.

(2)	Reflects the aggregate grant date fair value for stock and option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Non-equity incentive plan compensation reflects the Board approved cash bonuses as reviewed by the Compensation Committee based on the achievement of performance metrics under our MIP program for the year. These bonuses are paid in the month of March following the year in which they were earned.

23

(4)	No pension or deferred compensation plans are provided for our named executive officers. We provide all employees life insurance coverage equal to two times annual base pay not to exceed $500,000. We did not provide perquisites and other personal benefits exceeding a value of $10,000 to our named executive officers.

(5)	Mr. Maytorena became our Group Vice President, Managed Services effective February 19, 2015. Prior to his new position, Mr. Maytorena served as our Group Vice President, Eastern Hemisphere.

(6)	Mr. Crenshaw’s employment ended with the Company effective February 18, 2015.

On March 3, 2015, consistent with our market-based pay philosophy and as discussed above under “The Compensation Setting Process – Role of Compensation Consultant”, our Compensation Committee considered the current economic market conditions, compensation data obtained in 2013 and each executive’s responsibility related to the current size of our Company. Effective April 1, 2015, base compensation, target MIP bonus levels and long-term incentive targets were approved by the Board to remain unchanged for 2015 for Messrs. Slaughter, Jimmerson and Sutton. Mr. Maytorena’s salary was set at $270,000, his target MIP bonus level was increased to 70.0% and his long-term incentive target was increased to 140.0% in recognition of his promotion and increased responsibilities.

Employment Agreements

Mr. Slaughter

Effective February 20, 2012, we entered into a new employment agreement with Mark Slaughter. Under the terms of the new agreement, we agreed to employ Mr. Slaughter as the CEO and President until he or we decide to terminate his position for any reason.

Mr. Slaughter’s annual base salary was set then at $330,000, subject to increase from time to time, and he is entitled to an annual target bonus of at least 100% of his annual base salary subject to the terms of our annual bonus plan and payable within four months following the end of the fiscal year to which the bonus relates.

If Mr. Slaughter’s employment is terminated for any reason, he is entitled to: (i) any earned but unpaid base salary; (ii) any accrued but unused current year vacation up to a maximum of four weeks, plus up to the maximum unused carry-over of vacation provided in our written vacation policy then in effect; and (iii) all unreimbursed business expenses he incurred.

Under the agreement, if we terminate Mr. Slaughter’s employment without “cause” and other than for death or disability or Mr. Slaughter terminates his employment with us for “good reason”, he is entitled to (i) a lump sum cash severance in an amount equal to the sum of twice his then annual base salary and target bonus for the bonus period in which the termination occurs; (ii) COBRA premiums for up to 18 months, with such premiums paid to Mr. Slaughter on a fully grossed-up after-tax basis, if necessary, for Mr. Slaughter not to be subject to tax under Section 105 of the Internal Revenue Code; (iii) a pro-rated amount equal to the annual bonus that would have been paid to Mr. Slaughter had he remained employed through the end of the calendar year in which his employment terminates, to be calculated based on the level of achievement of our financial targets under the MIP at the end of the calendar year; (iv) if applicable, an amount equal to the unpaid annual bonus for the preceding calendar year that would have been paid to executive had he remained employed through the date of the bonus payments under the MIP for the prior calendar year; and (v) outplacement services not to exceed $20,000.

If Mr. Slaughter’s termination is due to death or disability, he is entitled to (i) a pro-rated amount equal to the annual bonus that would have been paid to Mr. Slaughter had he remained employed through the end of the calendar year in which his employment terminates, to be calculated based on the level of achievement of our financial targets under the MIP at the end of the calendar year and (ii) if applicable, an amount equal to the unpaid annual bonus for the preceding calendar year that would have been paid to executive had he remained employed through the date of the bonus payments under the MIP for the prior calendar year. In addition, all equity awards outstanding as of the effective date of his agreement shall automatically vest in full and shall remain exercisable for the term specified in the applicable award agreement.

If Mr. Slaughter’s employment is terminated for good reason or his employment is terminated by us for any reason other than cause and such termination occurs within two years on or after a “change of control” as defined in Section 409A of the Internal Revenue Code (a “Change of Control”), all equity awards outstanding as of the effective date of his agreement shall automatically vest in full and shall remain exercisable for the term specified in the applicable award agreement. In addition, if any equity award is not assumed or continued by our successor after a Change of Control, such award shall automatically vest and become exercisable and/or payable on the date of the Change of Control.

In February 2013, Mr. Slaughter’s agreement was amended to remove a provision that would provide him a gross-up payment in the event any payment to Mr. Slaughter would be subject to excise taxes by Section 4999 of the Internal Revenue Code.

Mr. Slaughter is subject to restrictive covenants of noncompetition and non-solicitation for a period of 24 months from his termination date.

24

Under the agreement, “cause” is defined as any of the following: (i) Mr. Slaughter’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by Mr. Slaughter of fraud or dishonesty with respect to any aspect of our business including, but not limited to, falsification of our records; (iii) Mr. Slaughter’s intentional and continued failure to perform his duties (other than by reason of an illness or a disability); (iv) intentional engagement in misconduct by Mr. Slaughter that is materially injurious to us (monetarily or otherwise); (v) Mr. Slaughter’s breach of the confidentiality, noncompetition or non-solicitation provisions of his employment agreement; (vi) commencement by Mr. Slaughter of employment with an unrelated employer; (vii) material violation by Mr. Slaughter of any of our written policies, including but not limited to any harassment and/or non-discrimination policies; (viii) Mr. Slaughter’s gross negligence in the performance of his duties; provided, however, that he would not be deemed to have been terminated for cause under clauses (ii) through (viii) above unless the determination of whether cause exists is made by a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board (excluding Mr. Slaughter, if a member) at a meeting of the Board that was called for the purpose of considering such termination (after 15 days’ notice to Mr. Slaughter and an opportunity for Mr. Slaughter, together with Mr. Slaughter’s counsel, to be heard before the Board and, if reasonably possible, to cure the breach that is the alleged basis for cause) finding that, in the good faith opinion of the Board, Mr. Slaughter was guilty of conduct constituting cause and specifying the particulars thereof in detail.

Under the agreement, “good reason” means: (i) a material adverse change in Mr. Slaughter’s position, authority, duties or responsibilities; (ii) a reduction in Mr. Slaughter’s base salary or the taking of any action by us that would materially diminish the annual bonus opportunities of Mr. Slaughter from those provided to Mr. Slaughter immediately prior to the effective date of the agreement; (iii) the relocation of the our principal executive offices by more than 50 miles from where such offices are located on the effective date of the agreement or Mr. Slaughter being based at any office other than our principal executive offices, except for travel reasonably required in the performance of Mr. Slaughter’s duties and reasonably consistent with Mr. Slaughter’s travel prior to the effective date of his agreement; (iv) a material breach of the agreement by us; or (v) the failure of a successor to us to assume the agreement.

Mr. Jimmerson

We also entered into a similar employment agreement with Mr. Jimmerson, our Chief Financial Officer, effective on March 14, 2012. In that agreement, we agreed to employ Mr. Jimmerson as the Chief Financial Officer. The agreement has all of the same terms as Mr. Slaughter’s agreement, except that Mr. Jimmerson’s initial annual base salary is set at $250,000, subject to increase from time to time, and his annual target bonus potential is at least 60.0% of his base salary. Under the agreement, if we terminate Mr. Jimmerson’s employment without “cause” and other than for death or disability or Mr. Jimmerson terminates his employment with us for “good reason”, he is entitled to the same benefits described above for Mr. Slaughter, except that his lump sum cash severance will be in an amount equal to the sum of one and a half times his then annual base salary and target bonus for the bonus period in which the termination occurs. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 18 months from his termination date. On February 11, 2013, Mr. Jimmerson’s agreement was amended to remove a provision that would provide him a gross-up payment in the event any payment to Mr. Jimmerson would be subject to excise taxes by Section 4999 of the Internal Revenue Code.

Mr. Sutton

We also entered into a similar employment agreement with Mr. Sutton, effective on March 14, 2012. In that agreement, we agreed to employ Mr. Sutton as the Vice President and General Counsel. The agreement has all of the same terms as Mr. Slaughter’s agreement, except that Mr. Sutton’s initial annual base salary is set at $235,000, subject to increase from time to time, and his annual target bonus potential is at least 60.0% of his base salary. Under the agreement, if we terminate Mr. Sutton’s employment without “cause” and other than for death or disability or Mr. Sutton terminates his employment with us for “good reason”, he is entitled to the same benefits described above for Mr. Slaughter, except that his lump sum cash severance will be in an amount equal to the sum of his then annual base salary and target bonus for the bonus period in which the termination occurs. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Maytorena

We also entered into a similar employment agreement with Mr. Maytorena, effective on March 14, 2012. In that agreement, we agreed to employ Mr. Maytorena as a Vice President and General Manager. The agreement has all of the same terms as Mr. Slaughter’s agreement, except that Mr. Maytorena’s initial annual base salary is set at $180,125, subject to increase from time to time, and his annual target bonus potential is at least 50.0% of his base salary. Under the agreement, if we terminate Mr. Maytorena’s employment without “cause” and other than for death or disability or Mr. Maytorena terminates his employment with us for “good reason”, he is entitled to the same benefits described above for Mr. Slaughter, except that his lump sum cash severance will be in an amount equal to the sum of his then annual base salary and target bonus for the bonus period in which the termination occurs. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

25

Mr. Crenshaw

As previously reported, Mr. Crenshaw’s employment with us ended effective February 18, 2015. Prior to his departure, the Company had an agreement to employ Mr. Crenshaw as a Vice President and General Manager. Under the agreement, pursuant to Mr. Crenshaw’s termination of employment without “cause”, he is entitled to the same benefits described above for Mr. Slaughter, except that his lump sum cash severance will be in an amount equal to the sum of his then annual base salary and target bonus for the bonus period in which the termination occurs and he will be entitled to COBRA premiums for up to 12 months, with such premiums paid to Mr. Crenshaw on a fully grossed-up after-tax basis, if necessary, for Mr. Crenshaw not to be subject to tax under Section 105 of the Internal Revenue Code. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

2014 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts				Option Awards
		Under Non-equity Incentive Plan (1)			Number			Grant Date
Name	Grant Date	85.0% Revenue Threshold	100% Target	250% Maximum	of Securities Restricted Stock Awards	Number of Securities Underlying Options	Exercise Price Per Share (2)	Fair Value of Stock and Option Awards (3)
Mark Slaughter	3/5/14	$-	$-	$-	4,755			$244,359
	3/5/14	-	-	-		21,072	$47.17	542,393
		62,250	415,000	1,037,500		-	-	-
Martin Jimmerson	3/5/14	-	-	-	2,517			129,349
	3/5/14	-	-	-		11,153	47.17	287,078
		30,303	202,020	505,050		-	-	-
William Sutton	3/5/14	-	-	-	2,225			114,343
	3/5/14	-	-	-		9,863	47.17	253,874
		25,545	170,300	425,750		-	-	-
Hector Maytorena	3/5/14	-	-	-	1,310			67,321
	3/5/14	-	-	-		5,805	47.17	149,421
		6,6615	147,000	367,500		-	-	-
James Crenshaw	3/5/14	-	-	-	1,271			65,317
	3/5/14	-	-	-		5,636	47.17	145,071
		6,210	138,000	345,000		-	-	-

(1)	The MIP provides for cash incentive bonuses based upon each financial metric if the threshold of Adjusted EBITDA achieves 85.0% of plan, subject to limitations, as discussed under “Elements of our Compensation Program − Short-term Incentive Compensation”. The actual amounts paid to the named executive officers for 2014 pursuant to the MIP before discretionary increases are reflected in the “Non-Equity Incentive Plan Compensation” column and discretionary increases are reflected in the “Bonus” column in the “Summary Compensation Table”.

(2)	For a discussion of our methodology in determining the fair value of our common stock see Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Reflects the aggregate grant date fair value for restricted stock granted in 2014 computed in accordance with FASB ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

On March 3, 2015 as part of the executives’ approved 2015 compensation, the Committee recommended and the Board approved equity and long-term cash performance awards to our named executive officers, which consistent with prior years provides the potential for total 2015 compensation to approximate the 75th percentile of our peer group for each position.

	Number of Securities Underlying (1)		Long-term
Name	Stock Awards	Option Awards	Performance Awards (2)
Mark Slaughter	5,250	27,865	$249,000
Martin Jimmerson	2,555	13,564	121,212
William Sutton	2,320	12,314	110,040
Hector Maytorena	1,859	9,870	88,200

(1)	The equity awards vest equally over four years.
(2)	The objective performance measures and other terms of this award have not yet been finalized.

26

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (1)	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date	Number of Securities that have not Vested (1)		Market Value of Securities that have not Vested (2)
Mark Slaughter	107,625	-	(3)	$7.00	1/1/2017	5,073	(7)	$208,145
	12,500	-	(4)	9.64	1/1/2018	5,797	(8)	237,851
	15,000	-	(6)	8.48	1/1/2020	7,663	(10)	314,413
	35,652	11,884	(7)	18.00	3/22/2021	4,755	(12)	195,098
	25,090	25,090	(8)	17.08	3/7/2022
	11,606	34,819	(9)	19.96	3/6/2023
	-	21,072	(11)	47.17	3/5/2024
Martin Jimmerson	45,375	-	(3)	7.00	1/1/2017	2,691	(7)	110,412
	12,500	-	(4)	9.64	1/1/2018	3,074	(8)	126,126
	22,500	-	(5)	5.32	8/19/2019	4,056	(10)	166,418
	12,500	-	(6)	8.48	1/1/2020	2,517	(12)	103,273
	18,906	6,303	(7)	18.00	3/22/2021
	13,286	13,287	(8)	17.08	3/7/2022
	6,142	18,429	(9)	19.96	3/6/2023
	-	11,153	(11)	47.17	3/5/2024
William Sutton	5,700	-	(4)	9.64	1/1/2018	2,529	(7)	103,847
	5,750	-	(6)	8.48	1/1/2020	2,889	(8)	118,536
	16,772	5,924	(7)	18.00	3/22/2021	3,819	(10)	156,694
	12,489	12,489	(8)	17.08	3/7/2022	2,225	(12)	91,292
	5,784	17,353	(9)	19.96	3/6/2023
	-	9,863	(11)	47.17	3/5/2024
Hector Maytorena	6,250	-	(13)	11.00	11/5/2017	1,345	(7)	55,185
	6,250	-	(4)	9.64	1/1/2018	1,582	(8)	64,909
	6,250	-	(14)	5.32	1/1/2019	2,255	(10)	92,523
	6,250	-	(6)	8.48	1/1/2020	1,310	(12)	53,749
	9,453	3,151	(7)	18.00	3/22/2021
	6,842	6,843	(8)	17.08	3/7/2022
	3,414	10,244	(9)	19.96	3/6/2023
	-	5,805	(11)	47.17	3/5/2024
James Crenshaw	-	10,244	(9)	19.96	3/6/2023	3,758	(10)	154,191
	-	5,636	(11)	47.17	3/5/2024	1,271	(12)	52,149

(1)	The option and stock awards reflected in the table above, except the stock awards granted on March 5, 2014, vest as to one-fourth of the total number of shares on the first, second, third and fourth year anniversary of the date of award specified in the award agreement.
(2)	Based on the closing price of our common stock on December 31, 2014 of $41.03.
(3)	The date of the award was January 1, 2007.
(4)	The date of the award was January 1, 2008.
(5)	The date of the award was August 19, 2009.
(6)	The date of the award was January 1, 2010.
(7)	The date of the award was March 22, 2011.
(8)	The date of the award was March 7, 2012.
(9)	The date of the award was March 6, 2013.
(10)	The date of the award was March 6, 2013, which one-fourth vests on May 1, 2014 and one-fourth annually thereafter as specified in the award agreement.
(11)	The date of the award was March 5, 2014.
(12)	The date of the award was March 5, 2014, which one-fourth vests on May 15, 2015 and one-fourth annually thereafter as specified in the award agreement.
(13)	The date of the award was November 5, 2007.
(14)	The date of the award was January 1, 2009.

27

OPTION EXERCISES AND VESTING OF RESTRICTED STOCK

The following table contains information about the exercise of stock options by, and vesting of restricted stock for our named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Mark Slaughter	25,000	$1,190,856	10,526	$557,734
Martin Jimmerson	25,000	1,206,213	5,578	295,566
William Sutton	5,000	218,900	5,246	277,964
Hector Maytorena	-	-	2,888	152,794
James Crenshaw	3,414	124,679	1,252	62,650

(1)	Value realized on exercise represents the difference between the sales price obtained on the sale of shares and the exercise price per share, multiplied by the number of shares sold in each exercise transaction.
(2)	Value represents the closing price per share of our stock on the vesting date, multiplied by the gross number of shares vested.

PENSION BENEFITS

We do not provide pension benefits for our named executive officers or other employees. Retirement benefits are provided through the Savings Plan discussed below.

NON-QUALIFIED DEFERRED COMPENSATION

We do not have a non-qualified deferred compensation plan and as such, no compensation has been deferred by our named executive officers or our other employees. The Savings Plan is a 401(k) deferred compensation arrangement and a qualified plan under section 401(a) of the Internal Revenue Code (the “Code”).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which an executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;
•	target non-equity incentive compensation earned during the fiscal year;
•	unpaid non-equity compensation for the preceding year;
•	unused vacation pay; and
•	amounts contributed and vested through our Savings Plan.

If provided for in the executive’s employment agreement and their separation is the result of death or “Disability”, the executive or his or her estate shall receive the above benefits, any long-term disability benefits and certain unvested equity awards shall immediately vest and become exercisable.

The employment agreements with each of our executives also provide certain benefits if their employment is terminated under various circumstances. See above under “Employment Agreements” for a description of those circumstances and the benefits to which the named executive officers are entitled.

Excise Taxes

For all named executive officers if any benefits payable or otherwise provided under each named executive officer’s employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), we will not pay or otherwise reimburse the executive for, such Excise Tax and any related taxes, fees or penalties thereon.

Quantification of Payments on Termination

The chart below reflects the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment pursuant to his employment agreement and our stock compensation plans. The

28

amount of compensation payable to each executive officer upon voluntary termination with “Good Reason,” involuntary termination other than for “Cause,” termination following a “Change of Control” and the occurrence of the “Disability” or death of the executive is shown below. The amounts shown are calculated assuming that such termination was effective as of December 31, 2014, and thus include amounts earned through such time (other than amounts payable pursuant to our Savings Plan) and are estimates of the amounts, which would be paid out to the executives upon their termination. The actual amounts to be paid out may only be determined at the time of the executive’s actual separation from us.

Post Employment Compensation Table

Name	Severance Payment	Early Vesting of Equity Awards (1)	Health & Welfare Benefits (2)	Total Benefit
Mark Slaughter
Change of Control	$2,181,256	$481,834	$60,150	$2,723,240
Other than Cause or for Good Reason (3)	2,181,256	-	60,150	2,241,406
Disability or Death	521,256	481,834	-	1,003,090
Martin Jimmerson
Change of Control	969,130	699,920	60,150	1,729,200
Other than Cause or for Good Reason (3)	969,130	-	60,150	1,029,280
Disability or Death	233,200	699,920	-	933,120
William Sutton
Change of Control	629,334	657,924	47,134	1,334,392
Other than Cause or for Good Reason (3)	629,334	-	47,134	676,468
Disability or Death	197,034	657,924	-	854,958
Hector Maytorena
Change of Control	593,987	356,552	60,150	1,010,689
Other than Cause or for Good Reason (3)	593,987	-	60,150	654,137
Disability or Death	152,889	356,552	-	509,441
James Crenshaw (4)
Change of Control	529,469	-	38,089	567,558
Other than Cause or for Good Reason (3)	529,469	-	38,089	567,558
Disability or Death	5,529	-	-	5,529

(1)	See the table Outstanding Equity Awards as of December 31, 2014 presented earlier in this section of this proxy statement.
(2)	This column includes any applicable Cobra premiums paid for the executive and $20,000 in outplacement services.
(3)	Termination assumes there has not been a change of control event within the prior two years.
(4)	Termination payout was determined under Mr. Crenshaw’s employment agreement in place as of December 31, 2014, which is described above under “Employment Agreements – Mr. Crenshaw”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted By:

Compensation Committee

Keith Olsen, Chairman
Ditlef de Vibe
Kevin J. O’Hara

This Report of the Compensation Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

29

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 20, 2015, the number of shares beneficially owned by: (i) each person who is known to us to beneficially own more than 5.0% of a class of shares; (ii) the current directors and nominees of our Board of Directors; (iii) each named executive officer included in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. As noted in the footnotes to the table below, we obtained certain information in the table from filings made with the SEC. Unless otherwise noted in the footnotes to the table below, to our knowledge each beneficial owner has sole voting power and sole investment power, subject to community property laws for individuals that may apply to create shared voting and investment power. Unless indicated in the footnotes below, the address of each beneficial owner is c/o RigNet, Inc., 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760.

Except as otherwise noted in the table below, we calculated the percentage of shares outstanding based on 17,654,918 shares of common stock outstanding on March 20, 2015. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 20, 2015, and (2) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of March 20, 2015. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership Table

Directors / Nominees	Stock	Total	%	Named Executive Officers	Stock	Total	%
James H. Browning (1)	12,210 Ŧ	14,316	*	Mark Slaughter (3)	53,112 Ŧ	318,962	1.8%
Mattia Caprioli	- Ŧ	-	-	Martin Jimmerson (4)	30,055 Ŧ	191,825	1.1%
Charles L. Davis (2)	53,143 Ŧ	59,931	*	William Sutton (5)	12,746 Ŧ	87,638	*
Ditlef de Vibe (1)	8,000 Ŧ	10,106	*	Hector Maytorena (6)	4,996 Λ	66,279	*
Kevin Mulloy (1)	2,639 Ŧ	4,745	*	James Crenshaw (7)	2,446 Ŧ	7,271	*
Kevin J. O’Hara (1)	11,210 Ŧ	13,316	*
Keith Olsen (1)	5,469 Ŧ	7,575	*	All Directors and Executives	Stock	Total	%
Brent K. Whittington (1)	16,610 Ŧ	18,716	*	As a group (15 persons)	222,530	844,519	4.6%

5% Beneficial Owners	Stock	Total	%	* Less than 1.0% of class
Kohlberg Kravis Roberts & Co (8)	4,750,000	4,750,000	26.9%	Ŧ Meets or exceeds executive equity ownership requirements
Arrowpoint Asset Management (9)	1,718,572	1,718,572	9.7%	Λ Within transition period for equity ownership requirements
FMR LLC (10)	1,205,333	1,205,333	6.8%
T. Rowe Price Associates, Inc. (11)	1,201,124	1,201,124	6.8%

(1)	Includes 2,106 shares of restricted stock.

(2)	Includes 2,106 shares of restricted stock and 4,682 shares of common stock owned by SMH Private Equity Group II, LP. Mr. Davis is a manager of SMH PEG Management II, LLC, which is the general partner of SMH Private Equity Group II, LP, and may vote or sell securities owned by SMH Private Equity Group II, LP. Mr. Davis disclaims beneficial ownership of the shares owned by SMH Private Equity Group II, LP and SMH PEG Management II, LLC, except to the extent of any pecuniary interest therein.

(3)	Includes 248,776 shares of stock subject to options, which are exercisable within 60 days of March 20, 2015 and 16,824 shares of restricted stock. Also includes 125 shares of stock owned by Kristen Slaughter, who is Mr. Slaughter’s daughter, and 125 shares of stock owned by Leslie Slaughter, who is Mr. Slaughter’s daughter. Mr. Slaughter disclaims beneficial ownership of the shares owned by Kristen Slaughter and Leslie Slaughter.

(4)	Includes 153,086 shares of stock subject to options, which are exercisable within 60 days of March 20, 2015 and 8,684 shares of restricted stock.

(5)	Includes 66,912 shares of stock subject to options, which are exercisable within 60 days of March 20, 2015 and 7,980 shares of restricted stock.

(6)	Includes 56,148 shares of stock subject to options, which are exercisable within 60 days of March 20, 2015 and 5,135 shares of restricted stock.

30

(7)	Includes 4,825 shares of stock subject to options, which are exercisable within 60 days of March 20, 2015.

(8)	Based on Amendment No. 1 to Schedule 13D filed with the SEC on September 26, 2013, the 4,750,000 shares of Common Stock are held directly by Digital Investments LP., a wholly owned subsidiary of Kohlberg Kravis Roberts & Co. As disclosed, each of Digital Oilfield Investments GP Limited, KKR European Fund III Limited Partnership, KKR Associates Europe III Limited Partnership, KKR Europe III Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, Henry R. Kravis and George R. Roberts has voting and dispositive power over all the securities held directly by Digital Investments LP and may be deemed to be the beneficial owner of the securities held directly by Digital Investments LP, and each disclaims beneficial ownership of the securities. The address of each such beneficial owner (except Mr. Roberts) is c/o Kohlberg Kravis Roberts & Co. L. P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L. P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(9)	Based on Amendment No. 6 to Schedule 13G filed with the SEC on February 10, 2015, T. Rowe Price Associates, Inc. reported that it had sole dispositive power as to all such shares, but only sole voting power with respect to 195,100 of such shares. T. Rowe Price New Horizons Fund, Inc. reported that it had sole voting power with respect to 1,319,200 of such shares. The address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(10)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2015, FMR, LLC and Edward C. Johnson 3rd reported that they have sole dispositive power as to all such shares, but only sole voting power with respect to 238,380 of such shares. The address for each such beneficial owner is 245 Summer Street, Boston, Massachusetts 02210.

(11)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2015, Arrowpoint Asset Management, LLC reported that they have sole dispositive power as to all such shares, but only sole voting power with respect to 1,718,572 of such shares. The Schedule 13G also reported that Meridian Growth Fund is the beneficial owner of 1,118,032 of such shares. The address for each such beneficial owner is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our named executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership concerning our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the Section 16(a) filings that have been received by us and representations made to us by our executive officers and directors, we believe that all filings required to be made under Section 16(a) during 2014 were made timely, except the filings reporting the issuance of a share award for certain of our directors, Messrs. Browning, Davis, de Vibe, Mulloy, O’Hara, Olsen, and Whittington, were filed thirteen days late and Mr. Davis had one share transaction filed 288 days late and another share transaction filed one day late.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth the following information as of the end of December 31, 2014 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of such outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders	946,920	$18.47	1,915,464
Equity compensation plans not approved by security holders	-	-	-

Total	946,920	$18.47	1,915,464

(1)	Represents shares available under the 2010 Omnibus Incentive Plan. No additional shares will be awarded the RigNet, Inc. 2006 Long-Term Incentive Plan or the RigNet Inc. 2001 Performance Stock Option Plan.

In addition to our 2010 Omnibus Incentive Plan, we maintain the RigNet, Inc. 2006 Long-Term Incentive Plan and the RigNet Inc. 2001 Performance Stock Option Plan, both of which were previously approved by our stockholders in connection with their adoption prior to our IPO. We do not maintain any equity compensation plans that have not been approved by our stockholders.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kohlberg Kravis Roberts & Co. L.P.

A wholly owned subsidiary of KKR, a significant stockholder of RigNet, provided us in the ordinary course of business with $0.5 million and $0.3 million in business consulting services during the years ended December 31, 2014 and 2013, respectively.

Precision Drilling Corporation

Our Director, whose term expired on May 9, 2014, Mr. Neveu, is the Chief Executive Officer of Precision Drilling Corporation. We received an aggregate of approximately $1.3 million, $1.3 million and $1.5 million for the years ended December 31, 2014, 2013 and 2012, respectively from Precision Drilling for services performed by us in the ordinary course of business.

Review and Approval of Related Party Transactions

Under our code of business conduct and ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our general counsel who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and Audit Committee charter may be found at our corporate website “http://investor.rig.net/governance.cfm”.

32

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2016 ANNUAL MEETING

Any stockholder who intends to present a proposal for inclusion in our 2016 proxy statement and form of proxy must submit the proposal, in writing, so that our Corporate Secretary receives it at our principal executive offices, located at 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760, by January 8, 2016, which is 120 days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. Any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2016 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between January 8, 2016 and February 7, 2016, which is 90 to 120 days prior to the one year anniversary of the upcoming annual meeting. In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC or available on our website at “http:// investor.rig.net”.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Corporate Governance and Nominating Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•	all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•	a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not

33

given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting;

•	the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

	—	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any,

	—	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner,

	—	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any,

	—	any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

	—	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

	—	any short interest in any of our securities,

	—	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

	—	any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

	—	any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the Annual Meeting to disclose such ownership as of the record date, 10 days before the Annual Meeting date, and immediately prior to the commencement of the Annual Meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy

34

statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

Where You May Find More Information About Us

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at “www.sec.gov”. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at “http:// investor.rig.net”, where we post our SEC filings.

You may request copies of our filings, including any documents incorporated by reference in this proxy statement as described below, without charge, by calling our Investor Relations representative at (281) 674-0100 or write to Investor Relations, 1880 S. Dairy Ashford, Suite 300, Houston, Texas 77077-4760.

If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2015 ANNUAL MEETING

As of the date of this proxy statement, our Board of Directors knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our Company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

35

PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS

Members of our Board of Directors are elected each year at the annual meeting of stockholders. All of our current Board members have been nominated to stand for re-election at the Annual Meeting. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board of Directors recommended the directors for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors has nominated nine directors for election at the Annual Meeting.

Nominees

The following nine directors have all been nominated to serve on our Board of Directors until the 2015 Annual Meeting of Stockholders: Mark B. Slaughter, James H. Browning, Mattia Caprioli, Charles L. Davis, Ditlef de Vibe, Kevin Mulloy, Kevin J. O’Hara, Keith Olsen, and Brent K. Whittington. Each of the nominees has consented to serve as a director if so elected. Each nominee who is elected to our Board of Directors will serve in such capacity until his term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed.

Directors will be elected by a plurality of the votes cast by the share of common stock present in person or represented by proxy at the Annual Meeting. As a result, the nine nominees with the most votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.

Our Board recommends that you vote
“FOR” the election of each of the nominated directors.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2015. Deloitte & Touche LLP has served as our independent auditors since 2007. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2015. The Audit Committee selected Deloitte & Touche LLP in accordance with its charter.

The submission of this matter for ratification by stockholders is not legally required; however, the Audit Committee and Board of Directors believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. The Audit Committee continually monitors the services and fees of the independent auditors and even if the selection is ratified, the Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions you may ask.

Fees Paid to Independent Auditors

The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for (i) the audit of our financial statements for the years ended December 31, 2014 and 2013; and (ii) fees billed for other services.

	2014	2013
Audit Fees (1)	$1,523,000	$1,047,000
Audit Related Fees (2)	42,000	74,000
Tax Fees (3)	338,000	1,028,000
All Other Fees (4)	-	28,000
Total	$1,903,000	$2,177,000

(1)	Audit Fees consist of professional services and related expenses for the review of interim financial statements and the audit of our annual financial statements.

36

(2)	Audit related fees include professional services and related expenses for statutory financial audits outside of our annual financial statements.
(3)	Tax Fees include professional services for tax return preparation, uncertain tax position implementation, tax advisory services and income tax audit support.
(4)	Fees include professional consulting services related to strategic restructuring.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of RigNet, Inc. for fiscal 2014 was approved by the Audit Committee on May 8, 2014. All (100.0%) of the services covered in the table above were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Securities Exchange Act of 1934, as amended.

We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2014 audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal. Broker non-votes will not affect the outcome of the vote on this proposal but abstentions have the same effect as a vote against this proposal under Delaware law. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board of Directors will consider whether we should select another independent registered public accounting firm as our auditors.

Our Board recommends that you vote
“FOR” the ratification of Independent Public Accountants

PROPOSAL THREE: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Annual Meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2016 Annual Meeting of Stockholders.

This proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.

Our Board recommends that you vote
“FOR” the resolution to approve on a non-binding advisory basis the compensation of RigNet’s named executive officers.

37

RigNet
always connected.

RIGNET, Inc
c/o Broadridge Corporate Issuer Solutions
PO Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 James H. Browning
02 Mattia Caprioli
03 Charles L. Davis
04 Kevin Mulloy
05 Kevin J. O'Hara
06 Keith Olsen
07 Mark B. Slaughter
08 Brent K. Whittington
09 Ditlef de Vibe

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.	☐	☐	☐
3	Approve, as an advisory vote, the compensation of named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any postponements or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000238143_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

RIGNET, INC
Annual Meeting of Stockholders
May 8, 2015 10:00 AM (Central Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Slaughter, Martin Jimmerson and William Sutton, jointly and severally, as the undersigned's proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of RigNet, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at RAC Conference Center - Washington Room, 1880 S. Dairy Ashford, Ashford Crossing II, Suite 220, Houston, Texas 77077 and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the proxies named above are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

0000238143_2 R1.0.0.51160

Continued and to be signed on reverse side